Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. This information has been provided to aid in your analysis of the financial impacts of (1) the merger between Osprey Technology Acquisition Corp. (“Osprey”) and BlackSky Holdings, Inc. (“BlackSky”) and (2) certain related transactions. The pro forma financial information reflects the combination of historical financial information of Osprey and BlackSky, adjusted to give effect to (A) the merger, inclusive of the issuance of Osprey common stock for BlackSky’s issued and outstanding Class A common stock, preferred stock, and bridge notes in accordance with the terms of the merger agreement, (B) the repayment of certain of BlackSky’s outstanding debt, (C) certain related equity financing transactions, and (D) the payment of transaction costs (collectively, the “Transactions”), as each are subsequently described in greater detail. Hereinafter, Osprey and BlackSky are collectively referred to as the “companies,” and the companies, subsequent to the merger, are referred to herein as the “combined company.”

The unaudited pro forma condensed combined balance sheet, which has been presented for the combined company as of June 30, 2021, gives effect to the Transactions as if they were consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations, which have been presented for the combined company for the six months ended June 30, 2021 and for the year ended December 31, 2020, give pro forma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Transactions taken place on June 30, 2021, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the merger taken place on January 1, 2020, nor are they indicative of the results of operations of the combined company for any future period.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•

The historical unaudited condensed financial statements of Osprey as of and for the six months ended June 30, 2021 and the historical audited financial statements of Osprey as of and for the year ended December 31, 2020 (as restated), which are incorporated by reference to Osprey’s Form 10-Q for the quarter ended June 30, 2021 and the Proxy Statement, respectively; and

•

The historical unaudited condensed consolidated financial statements of BlackSky as of and for the six months ended June 30, 2021, which are attached as exhibit 99.1 to this Form 8-K and incorporated by reference, and the historical audited consolidated financial statements of BlackSky as of and for the year ended December 31, 2020, which are incorporated by reference to the Proxy Statement.

The unaudited pro forma condensed combined financial information should also be read together with “Osprey’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “BlackSky’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Proxy Statement, Osprey’s Form 10-Q for the quarter ended June 30, 2021, and elsewhere in this Form 8-K.

Description of the Transactions

The unaudited pro forma condensed combined financial statements reflect (1) the merger between Osprey and BlackSky in accordance with the merger agreement entered into by the two companies on February 17, 2021, (2) the issuance of incremental shares of Osprey common stock pursuant to subscription agreements entered into with PIPE investors on February 17, 2021, and (3) additional transactions directly related to and/or triggered by the merger. More specifically, the unaudited pro forma condensed combined financial statements give effect to the following events:

•	The merger between Osprey’s newly-formed merger subsidiary and BlackSky, with BlackSky surviving as a wholly-owned subsidiary of Osprey;

•

The issuance of shares of Osprey common stock for all of BlackSky’s issued and outstanding Class A common stock and preferred stock, pursuant to exchange ratios determined in accordance with the merger agreement entered into on February 17, 2021 and inclusive of (1) BlackSky Class A common stock issued upon the exercise of certain outstanding Class A common stock warrants and the conversion of all of BlackSky’s issued and outstanding bridge notes (inclusive of interest accrued thereon) into Class A common stock immediately prior to the merger and (2) BlackSky preferred stock issued upon the exercise of certain outstanding preferred stock warrants immediately prior to the merger;

•	The sale and issuance of 18 million shares of Osprey common stock for a purchase price of $10.00 per share, or $180 million in the aggregate, immediately prior to the merger;

•	The sale and issuance of 800,000 shares of Osprey commons stock for a purchase price of $10.00 per share, or $8 million in the aggregate, pursuant to a PIPE investment agreement signed in August 2021;

•	The exchange of cash for all of BlackSky’s issued and outstanding Class B common stock at a per share price equal to the Class B common stock’s par value;

•	Cash payments made in lieu of fractional shares that would otherwise be issued upon consummation of the merger;

•	The settlement of certain of BlackSky’s outstanding debt, inclusive of certain accrued and unpaid interest thereon;

•	The payment of transaction costs incurred by both Osprey and BlackSky;

•	The payment of underwriting fees incurred in connection with Osprey’s initial public offering, for which payment was deferred until Osprey consummated a business combination or similar transaction;

•	The cash settlement of consent fees incurred in connection with BlackSky’s 2021 bridge loan financings;

•	The cash settlement of certain BlackSky financial obligations for which payment was triggered by consummation of the Transactions; and

•

The exchange of all issued, outstanding, and unexercised BlackSky warrants, RSUs and stock options (excluding any BlackSky warrants that automatically terminated because they were not exercised prior to consummation of the merger) for warrants, RSUs and stock options of the combined company.

Pursuant to the merger agreement, the total number of shares of Osprey Class A common stock issued to BlackSky security holders in connection with the merger (the “Total Consideration Share Amount”) was calculated by dividing (x) an amount equal to (a) $925,000,000, plus (b) the aggregate exercise prices that would have been paid to BlackSky if all options and warrants to purchase BlackSky capital stock outstanding immediately prior to the effective time of the merger were exercised in full, minus (c) $1,426,825, which amount equals the unfunded portion of the bridge loans that BlackSky had the right to incur prior to the closing of the merger, and minus (d) the total consideration paid to holders of shares of BlackSky’s Class B common stock in connection with the merger (which amount was less than $1,000 in the aggregate) by (y) $10.00.

Pursuant to Osprey’s amended and restated certificate of incorporation existing at the time of the merger, Osprey’s public stockholders were offered the opportunity to redeem, upon the close of the merger, shares of Osprey Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in Osprey’s Trust Account as of two business days prior to the Closing. The unaudited condensed combined pro forma financial information reflects the redemptions of 21,375,376 shares of Osprey Class A common stock for $10.05 per share. The following table provides a summary of the shares of the combined company’s common stock that were outstanding immediately subsequent to consummation of the Transactions:

Stockholder	Shares Outstanding	% of Outstanding Shares
BlackSky stockholders	78,993,201	68.1%
Osprey public stockholders	10,249,624	8.9%
Osprey sponsor	7,906,250	6.8%
PIPE Investors	18,800,000	16.2%

	115,949,075

Accounting for the Merger

Notwithstanding the legal form of the merger pursuant to the merger agreement, the merger is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Osprey is treated as the acquired company for financial reporting purposes, and BlackSky is treated as the accounting acquiror. In accordance with this accounting method, the merger is treated as the equivalent of BlackSky issuing stock for the net assets of Osprey, accompanied by a recapitalization. The net assets of Osprey are stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the merger are those of BlackSky.

BlackSky was deemed the accounting acquiror for purposes of the merger based on an evaluation of the following facts and circumstances:

•	Former BlackSky security holders as of immediately prior to the Transactions hold a majority (i.e., greater than 50%) of the outstanding voting interests in the post-merger combined company;

•	BlackSky’s senior management team as of immediately prior to the Transactions comprises senior management of the post-merger combined company;

•	BlackSky designated a majority of the members of the combined company’s initial Board of Directors;

•	BlackSky was the larger of the combining companies based upon historical operating activity and employee base; and

•	BlackSky’s operations comprise the ongoing operations of the combined company.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma adjustments to the combined historical financial information of Osprey and BlackSky give effect to transaction accounting adjustments that (1) depict in the pro forma condensed combined balance sheet the accounting required to be applied to the Transactions pursuant to GAAP and (2) depict in the pro forma condensed combined statements of operations the effects of the pro forma balance sheet adjustments, assuming those adjustments were made as of the beginning of the fiscal year presented. Accordingly, nonrecurring pro forma adjustments that impact the pro forma income of the combined company have been recorded to the pro forma condensed combined statement of operations for the year ended December 31, 2020, as the Transactions are assumed to have occurred on January 1, 2020 for purposes of presenting pro forma income statement information. The pro forma condensed combined financial information does not give effect to any management adjustments or any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. In addition, as (A) Osprey and BlackSky have not had any historical relationship prior to the Transactions and (B) there is no historical activity with respect to Merger Sub, preparation of the accompanying pro forma financial information did not require any adjustments with respect to such activities.

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the combined company subsequent to completion of the Transactions. However, The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only. The pro forma adjustments represent estimates based on information available as of the dates of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available. Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the combined company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(UNAUDITED)

(in thousands)

	Osprey	BlackSky	Transaction Accounting			Pro Forma
	(Historical)	(Historical)	Adjustments	Ref		Combined
Assets
Current assets:
Cash and cash equivalents	52	26,384	221,347	(A	)	247,783
Restricted cash	—	5,475	—			5,475
Accounts receivable, net of allowance of $0 and $0, respectively	—	4,192	—			4,192
Prepaid expenses and other current assets	79	1,370	—			1,449
Contract assets	—	2,649	—			2,649
Prepaid income taxes	256	—	—			256

Total current assets	387	40,070	221,347			261,804
Marketable securities held in trust account	317,985	—	(317,985)	(C	)	—
Property and equipment - net	—	24,481	—			24,481
Goodwill	—	9,393	—			9,393
Investment in equity method investees	—	4,240	—			4,240
Intangible assets - net	—	3,158	—			3,158
Satellite procurement work in process	—	45,723	—			45,723
Other assets	—	8,432	(7,150)	(K	)	1,282

Total assets	318,372	135,497	(103,788)			350,081

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	4,710	23,070	(9,166)	(L	)	18,614
Amounts payable to equity method investees	—	584	—			584
Contract liabilities - current	—	15,948	—			15,948
Debt - current portion	—	19,672	(3,574)	(M	)	16,098
Other current liabilities	107	39,878	(37,155)	(N	)	2,830

Total current liabilities	4,817	99,152	(49,895)			54,074
Deferred underwriting fee payable	11,069	—	(11,069)	(E	)	—
Liability for estimated contract losses	—	5,205	—			5,205
Long-term liabilities	—	4,314	—			4,314
Long-term contract liabilities	—	196	875	(O	)	1,071
Long-term debt - net of current portion	—	156,873	(95,422)	(M	)	61,451
Warrant liability	47,352	—	—			47,352

Total liabilities	63,238	265,740	(155,511)			173,467
Commitments and contingencies (Note 21)

Common stock subject to possible redemption	318,220	—	(318,220)	(P	)	—

Redeemable convertible preferred stock:

BlackSky Series A redeemable convertible preferred stock (U)	—	7,495	(7,495)	(Q	)	—

BlackSky Series B redeemable convertible preferred stock (U)	—	21,405	(21,405)	(Q	)	—

BlackSky Series B-1 redeemable convertible preferred stock (U)	—	24,138	(24,138)	(Q	)	—

BlackSky Series C redeemable convertible preferred stock (U)	—	121,530	(121,530)	(Q	)	—

Total redeemable convertible preferred stock	—	174,568	(174,568)			—
Stockholders’ equity (deficit):
Osprey Class A common stock (U)	—	—	12	(R	)	12
Osprey Class B common stock (U)	1	—	(1)	(R	)	—
BlackSky Class A common stock (U)	—	3	(3)	(R	)	—
BlackSky Class B common stock (U)	—	1	(1)	(R	)	—
BlackSky treasury stock	—	(12,500)	12,500	(R	)	—
Additional paid-in capital	—	136,407	514,219	(R	)	650,626
Accumulated other comprehensive income	—	(541)	541	(S	)	—
Accumulated deficit	(63,087)	(428,181)	17,244	(T	)	(474,024)

Total stockholders’ equity (deficit)	$(63,086)	(304,811)	544,511			176,614

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	318,372	135,497	(103,788)			350,081

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

(in thousands, except share and per share data)

	Osprey	BlackSky	Transaction Accounting			Pro Forma
	(Historical)	(Historical)	Adjustments	Ref		Combined
Revenues:
Service	$—	$11,116	$—			$11,116
Product	—	3,543	—			3,543

Total revenue	—	14,659	—			14,659
Cost and expenses:

Service costs, excluding depreciation and amortization	—	8,550	—			8,550

Product costs, excluding depreciation and amortization	—	3,367	—			3,367

Selling, general and administrative	—	17,893	7,596	(a	)	25,489
Research and development	—	28	—			28
Depreciation and amortization	—	6,301	—			6,301
Satellite impairment loss	—	18,407	—			18,407
Operating costs	3,137	—	—			3,137

Operating loss	(3.137)	(39,887)	(7,596)			(50,620)
Interest earned on marketable securities held in Trust Account	63	—	(63)	(b	)	—
Unrealized gain on marketable securities held in Trust Account	—	—	—			—
Unrealized loss on derivative	—	(14,975)	14,975	(c	)	—
Gain on equity method investment	—	963	—			963
Interest expense	—	(2,438)	388	(d	)	(2,050)
Change in fair value of warrant liability	(11,621)	—	—			(11,621)
Other income/(expense), net	—	(147,370)	—			(147,370)

Net loss before income taxes and discontinued operations	(14,695)	(203,707)	7,704			(210,698)
Income tax expense	—	—	—	(e	)	—

Net loss	$(14,695)	$(203,707)	$7,704			$(210,698)

Weighted average number of shares outstanding						118,969,564	(f)

Basic and diluted net loss per share						(1,77	) (f)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

(in thousands, except share and per share data)

	Osprey	BlackSky (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
	(Historical As Restated)			Ref
Revenues:
Service	$—	$18,737	$—			18,737
Product	—	2,398	—			2,398

Total revenue	—	21,135	—			21,135
Cost and expenses:
Service costs, excluding depreciation and amortization	—	13,331	—			13,331
Product costs, excluding depreciation and amortization	—	10,535	—			10,535

Selling, general and administrative	—	28,609	38,156	(aa	)	66,765

Research and development	—	255	—			255
Depreciation and amortization	—	9,803	—			9,803
Satellite impairment loss	—	—	—			—
Operating costs	3,136	—	—			3,136

Operating loss	(3,136)	(41,398)	(38,156)			(82,690)
Interest income	1,794	—	(1,794)	(bb	)	—
Unrealized gain on marketable securities held in Trust Account	3	—	(3)	(bb	)	—
Gain on debt extinguishment	—	284	—			284
Unrealized loss on derivative	—	(558)	558	(cc	)	—
Loss on equity method investment	—	(953)	—			(953)
Interest expense	—	(5,201)	873	(dd	)	(4,328)

Change in fair value of warrant liability	(13,925)	—	—			(13,925)

Other income/(expense), net	—	103	(290)	(ee	)	(187)

Net loss before income taxes and discontinued operations	(15,264)	(47,723)	(38,812)			(101,799)
Income tax expense	(1)	—	1	(ff	)	—

Net loss	$(15,265)	$(47,723)	$(38,867)			$(101,799)

Weighted average number of shares outstanding						115,862,510	(gg)

Basic and diluted net loss per share						(0.88	) (gg)

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1—BASIS OF PRO FORMA PRESENTATION

The merger between Osprey and BlackSky is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Osprey is treated as the acquired company for financial reporting purposes, and BlackSky is treated as the accounting acquiror. The merger is treated as the equivalent of BlackSky issuing stock for the net assets of Osprey, accompanied by a recapitalization. The net assets of Osprey are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the merger are those of BlackSky.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions were completed on June 30, 2021. Nonrecurring pro forma adjustments that impact the pro forma income of the combined company have been recorded to the pro forma condensed combined statement of operations for the year ended December 31, 2020, as the Transactions are assumed to have occurred on January 1, 2020 for purposes of presenting pro forma income statement information.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•

The historical unaudited condensed financial statements of Osprey as of and for the six months ended June 30, 2021 and the historical audited financial statements of Osprey as of and for the year ended December 31, 2020, which are incorporated by reference to Osprey’s Form 10-Q for the quarter ended June 30, 2021 and the Proxy Statement, respectively; and

•

The historical unaudited condensed consolidated financial statements of BlackSky as of and for the six months ended June 30, 2021, which are attached as exhibit 99.1 to this Form 8-K and incorporated by reference, and the historical audited consolidated financial statements of BlackSky as of and for the year ended December 31, 2020, which are incorporated by reference to the Proxy Statement.

The unaudited pro forma condensed combined financial information does not give effect to any management adjustments or anticipated synergies, operating efficiencies, cost savings or other benefits that may result from consummation of the Transactions. The pro forma adjustments are based on currently available information and certain assumptions and methodologies believed to be reasonable under the circumstances. Management has made significant estimates and assumptions in its determination of the pro forma adjustments and, accordingly, actual amounts may differ materially from the information presented. However, management believes that its assumptions and estimates provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time, and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the combined company would have been had the Transactions taken place on the dates indicated, nor is the information indicative of the future consolidated results of operations or financial position of the combined company.

NOTE 2—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2021

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 includes the following adjustments:

A—Represents the aggregate impact of the following pro forma adjustments to cash to give effect to the merger, the redemption of Osprey Class A common stock by certain of Osprey’s existing public stockholders immediately prior to consummation of the merger, the PIPE Investment, transaction costs, and the cash settlement of certain Osprey and BlackSky financial obligations, for which payment was triggered by the merger:

	Pro Forma Adjustments (in thousands)
Cash inflow from PIPE Investment	188,000	(B)
Cash released from Osprey’s Trust Account (before redemptions)	317,955	(C)

Cash inflow related to the vesting and exercise of Series B and Series C preferred warrants	888	(D)
Payment of Osprey’s deferred underwriting fee liability	(11,069	)(E)
Settlement of BlackSky’s SVB loan facility, PPP loan and required payments on certain outstanding term loans, inclusive of accrued interest	(21,535	)(F)
Payment of transaction fees incurred by BlackSky	(19,586	)(G)
Payment of consent fees	(2,464	)(H)
Payment of transaction fees incurred by Osprey	(15,936	)(I)
Redemptions of Osprey publicly traded shares for cash	(214,906	)(J)

Net Pro Forma Adjustment to Cash	221,347	(A)

B—Represents gross cash proceeds attributable to the sale and issuance of 18.8 million shares of Osprey common stock (inclusive of 0.8 million shares sold and issued pursuant to a subscription agreement entered into in August 2021) for $10.00 per share, or $188 million in aggregate gross proceeds, upon the closing of the PIPE Investments that occurred in connection with the consummation of the merger. Refer to balance sheet tickmark “R” for the pro forma impact of the share issuance on the combined company’s equity.

C—Reflects the release of cash equivalents from Osprey’s Trust Account. The pro forma cash impact of this adjustment is directly reduced on a dollar-for-dollar basis by redemptions of Osprey publicly traded shares for cash immediately prior to consummation of the merger (refer to balance sheet tickmark “J”). All restrictions regarding the use of the remaining cash equivalents were relieved upon consummation of the merger and, accordingly, the remaining cash equivalents will be available for general use by the combined company.

D—Reflects $0.9 million of cash received from a holder of Series B and Series C preferred stock warrants as (1) a prepayment for future services, in exchange for the accelerated vesting of all of the holder’s unvested Series B and Series C preferred stock warrants that would have otherwise expired upon consummation of the Transactions and (2) payment to cash exercise all Series B and Service C preferred stock warrant holdings immediately prior to the consummation of the merger. Refer to balance sheet tickmark “O” for the pro forma recognition of the cash received as a prepayment as a long-term contract liability. Refer to balance sheet tickmarks “N” and “R”, as well as tickmark “f” to the June 30, 2021 pro forma income statement, for the pro forma impacts of the exercise of the preferred stock warrants, and the subsequent exchange of the resulting BlackSky preferred shares for Osprey common shares, on the combined company’s other current liabilities, additional paid-in capital, and outstanding shares.

E—Reflects the cash payment of underwriting fees incurred by Osprey in connection with its initial public offering. Payment of these fees was deferred until Osprey consummated a business combination, merger, or similar transaction.

F—Reflects the use of cash proceeds, upon consummation of the merger, for (1) the repayment of $16.1 million related to BlackSky’s outstanding debt facility with Silicon Valley Bank, (2) the repayment of $3.6 million related to BlackSky’s Payroll Protection Plan loan (“PPP loan”), (3) partial payment of $1.8 million on notes payable due to BlackSky’s founders, and (4) the payment of certain accrued and unpaid interest on the aforementioned borrowings. Also refer to balance sheet tickmark “M” for details regarding all debt that was reported on BlackSky’s balance sheet as of June 30, 2021 and subsequently settled for cash or converted upon consummation of the merger.

G—Reflects cash that was used to pay (1) $3.1 million of debt issuance costs reflected in BlackSky’s accounts payable and accrued liabilities balance reported as of June 30, 2021 and (2) $16.5 million of direct and incremental merger transaction costs — comprised primarily of underwriting, legal, and other fees that were due from BlackSky upon consummation of the Transactions — inclusive of portions that had been accrued and reported as a liability on BlackSky’s balance sheet as of June 30, 2021 (also refer to balance sheet tickmark “L”). For purposes of this reverse recapitalization transaction, the direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, as a reduction to additional paid-in capital. Refer to balance sheet tickmark “R” for the corresponding pro forma adjustment to additional paid-in capital reported for the combined company. The corresponding adjustment at tickmark “R”, which totals $20.0 million, also includes an incremental $3.5 million of transaction costs already paid by BlackSky and reported within other noncurrent assets on BlackSky’s June 30, 2021 balance sheet, as further described at balance sheet tickmark “K”.

H—Reflects the cash payment of $2.5 million of lender consent fees incurred upon BlackSky’s execution of the bridge loans. BlackSky had historically accounted for the associated liability as a derivative that was remeasured at fair value as of each balance sheet date, which resulted in the liability being reported in BlackSky’s June 30, 2021 balance sheet at a carrying value of $3.0 million. Derivative accounting treatment was historically applied since the lenders could elect for the consent fees to be settled with BlackSky Class A common shares, instead of cash, at a conversion price that represented a discount to the deemed value of BlackSky’s Class A common stock. Refer to balance sheet tickmarks “N” and “T”, tickmark “c” to the June 30, 2021 pro forma income statement, and tickmark “ee” to the December 31, 2020 pro forma income statement for additional details regarding the pro forma impact of the settlement of the consent fee liability on the combined company’s liabilities, accumulated deficit, and earnings.

I—Reflects cash that was used to pay Osprey’s direct and incremental transaction costs – comprised primarily of legal and other fees that were due from Osprey upon close of the merger – as well as certain other unsettled expenses, inclusive of $4.8 million accrued and reported as a liability on Osprey’s balance sheet as of June 30, 2021. For purposes of this reverse recapitalization transaction, these costs ultimately will result in a reduction to additional paid-in capital reported by the combined company, since Osprey’s closing accumulated deficit will be reclassified to additional paid-in capital upon recognition of the merger. Refer to balance sheet adjustments “L”, “N” and “R” for the corresponding pro forma adjustments to the accrued liabilities and additional paid-in capital reported for the combined company.

J—Represents cash used from Osprey’s trust account to redeem Osprey Class A common shares from public stockholders immediately prior to consummation of the merger.

K—Reflects the reclassification of incurred merger-related transaction costs deferred and reported as an asset on BlackSky’s balance sheet as of June 30, 2021. These transaction costs are accounted for as a reduction of the cash proceeds resulting from the Transactions and, accordingly, have been reported as a reduction to additional paid-in capital. Of the total adjustment of $7.1 million, $3.5 million relates to amounts that had been paid as of June 30, 2021; whereas, the remaining $3.6 million relates to costs that had been accrued, as described in balance sheet tickmark “L”. Refer to balance sheet tickmark “R” for the corresponding pro forma adjustment to additional paid-in capital reported for the combined company.

L—Reflects the cash settlement of $4.7 million and $3.6 million of transaction costs accrued and reported as liabilities on the June 30, 2021 balance sheets of Osprey and BlackSky, respectively. The adjustment also reflects the payment of $3.1 million related to the BlackSky Bridge financing costs reported as a liability as of June 30, 2021. Balance sheet tickmarks “I” and “G” reflect the corresponding total cash outlays related to the transaction costs incurred by Osprey and Bridge financing costs and transaction costs incurred by BlackSky, respectively, inclusive of these amounts which have been accrued. This adjustment also reflects the cash settlement of $43,600 of accrued interest related to BlackSky’s PPP loan that was settled upon consummation of the Transactions, for which the corresponding cash outlay is reflected in balance sheet adjustment “F.”

The aforementioned settlements of certain liabilities reported on the June 30, 2021 balance sheets of Osprey and BlackSky are partially offset by a pro forma adjustment to accrue for $2.3 million of transaction bonuses due to BlackSky employees. These bonuses were triggered by the merger, but were not settled on the transaction close date.

M—Adjustments reflect the cash settlement of $21.4 million of outstanding debt in connection with the consummation of the Transactions, which amount is inclusive of (1) all amounts borrowed under BlackSky’s Silicon Valley Bank debt facility and PPP loan as of June 30, 2021 and (2) $1.8 million related to outstanding notes payable due to BlackSky’s founders. The adjustment also reflects the conversion of BlackSky’s bridge notes, carried at

$77.6 million, into BlackSky Class A common stock, which was then immediately exchanged for Osprey common shares. Refer to balance sheet tickmark “F” for the corresponding cash outlay related to the debt that was settled for cash and balance sheet tickmark “R” for the pro forma impact of conversion of the bridge notes and exchange of the resulting BlackSky Class A common shares for Osprey common shares on the combined company’s equity.

N—Adjustment reflects the exercise of BlackSky’s liability classified Series B preferred stock warrants, Series C preferred stock warrants, and Class A common stock warrants, and the immediate exchange of the shares issued upon exercise for Osprey common shares. These warrants are reported as an aggregate liability of $34.1 million on BlackSky’s June 30, 2021 balance sheet. Refer to balance sheet tickmark “R” for the corresponding pro forma impact of the exercise of the warrants and the exchange of the issued BlackSky preferred shares and Class A common shares for Osprey common shares on the combined company’s equity.

This adjustment also reflects the settlement of BlackSky’s liability for consent fees, which had a carrying value of approximately $3.0 million at June 30, 2021. Refer to balance sheet tickmark “H” for additional details regarding the cash settlement of BlackSky’s consent fee.

This adjustment also reflects the settlement of $0.1 million that Osprey owed to its Sponsor for the working capital funding reported as other current liabilities on the June 30, 2021 balance sheet of Osprey.

O—Represents a long-term contract liability associated with cash received as a prepayment for future services from a holder of Series B and Series C preferred stock warrants, in order to permit the accelerated vesting and exercise of unvested Series B and Series C preferred stock warrants that would have otherwise been cancelled upon consummation of the Transactions.

P—Represents the reclassification of Osprey redeemable Class A common stock to permanent equity upon consummation of the merger, prior to the impact of any redemptions. Balance sheet tickmark “R” presents the corresponding pro forma impact of this reclassification of Osprey redeemable Class A common stock to permanent equity on both the common stock par value and additional paid-in-capital of the combined company.

Q—Represents the derecognition of BlackSky’s issued and outstanding redeemable convertible preferred stock, for which shares of Osprey common stock were exchanged at the following exchange ratios in connection with the merger:

Class of redeemable convertible preferred stock	Preferred Stock Exchange Ratio (Osprey Class A common shares issued per Preferred Share)
Series A redeemable convertible preferred stock(1)		0.0912
Series B redeemable convertible preferred stock(2)		0.1105
Series B-1 redeemable convertible preferred stock(2)		0.2628
Series C redeemable convertible preferred stock(2)		0.4794

Refer to balance sheet tickmark “R” for the pro forma impact of the exchange of Osprey shares of common stock for BlackSky’s issued and outstanding redeemable convertible preferred stock on the pro forma common stock par value and additional paid-in capital reported for the combined company.

R—Represents the net impact of the following pro forma adjustments to the combined company’s capital accounts based upon (1) the merger, inclusive of the issuance of Osprey Class A common stock for (i) BlackSky’s issued and outstanding preferred stock and (ii) outstanding bridge loans, as if the bridge loans converted to BlackSky Class A common stock immediately prior to the merger, (2) redemptions of Osprey’s publicly traded

Class A common stock by public stockholders, (3) the PIPE Investment, (4) transaction costs, and (5) certain other transactions triggered by the merger:

	Osprey Par Value		BlackSky Par Value
(in thousands)	Class A Stock (1)	Class B Stock	Class A Stock	Class B Stock	Additional Paid-In Capital
Reclassification of redeemable Osprey shares to Class A Stock	3	—	—	—	318,217
Conversion of Osprey Class B shares to Osprey common stock (2)	1	(1)	—	—	—
Exchange of Osprey shares for BlackSky’s issued and outstanding convertible notes	1	—	—	—	77,574
Redemption of Osprey Class A common stock by public stockholders	(2)				(214,904)
Vesting of RSU units (3)					43,455
Exercise of BlackSky warrants and exchange of issued BlackSky shares for Osprey shares	1				34,077
Exchange of Osprey shares for BlackSky’s issued and outstanding preferred stock	2	—	—	—	174,565
PIPE Investments	2	—	—	—	187,998
Shares issued to BlackSky common stockholders as consideration	4	—	(3)	(1)	(1)

Adjustment for share issuance, redemption and conversion transactions	12	(1)	(3)	(1)	620,981
Osprey transaction costs	—	—	—	—	(11,119)
BlackSky transaction costs	—	—	—	—	(20,027)
Reduction to Osprey Trust balance after June 30, 2021	—	—	—	—	(29)
Elimination / reclassification of treasury stock	—	—	—	—	(12,500)
Elimination of Osprey’s historical accumulated deficit	—	—	—	—	(63,087)

Total adjustments to par value and additional paid-in capital	12	(1)	(3)	(1)	514,219

(1)	Represents the par value of Osprey’s Class A common stock prior to the merger and the par value of Osprey’s single class of common stock subsequent to the merger.
(2)

Osprey’s issued and outstanding Class B shares converted into the single class of Osprey common stock that was outstanding subsequent to the merger on a one-for-one basis immediately prior to consummation of the merger.

(3)

Adjustment reflects the aggregate impact of the vesting of restricted stock units (“RSUs”) over the period from January 1, 2020 through June 30, 2021, pursuant to the assumption that the Transactions occurred on January 1, 2020 for purposes of preparing the information included in the pro forma statements of operations. Refer to tickmark “a” to the June 30, 2021 pro forma income statement and tickmark “aa” to the December 31, 2020 pro forma income statement for additional details regarding the pro forma impact of RSU units for which vesting was be triggered upon consummation of the Transactions.

S—Represents the elimination of the other comprehensive income balance attributable to the changes in the fair value of BlackSky’s bridge notes, which were accounted for pursuant to the fair value option prior to conversion upon consummation of the merger. Amounts recorded in other comprehensive income related to instrument-specific credit risk attributable to BlackSky’s bridge notes, and the reclassification of such amounts to earnings was triggered upon the conversion of the bridge notes to BlackSky Class A common stock and the immediately subsequent exchange of such common stock for Osprey common shares. Refer to balance sheet tickmark “T” and December 31, 2020 pro forma income statement tickmark “ee” for the corresponding adjustments to accumulated deficit and other income/(expense), net, respectively, for the combined company.

T—Represents the aggregate impact of the pro forma adjustments to the combined company’s accumulated deficit to give effect to the following items triggered by consummation of the merger:

Amount
(in thousands)
Accrual of transaction bonuses (1)	(2,296)
Recognition of stock compensation expense for performance-based RSUs(2)	(43,455)
Gain on settlement of consent fees for cash(3)	519
Deferred financing costs and interest expense related to the repayment of terms notes (4)	(70)
Elimination of OCI related to BlackSky’s bridge loans(5)	(541)
Elimination of Osprey accumulated deficit to additional paid-in capital(6)	63,087

Net Pro Forma Adjustment to Accumulated Deficit	17,244

(1)

Refer to December 31, 2020 pro forma income statement tickmark “aa”, which includes the corresponding pro forma income statement adjustment related to this pro forma adjustment to the combined company’s accumulated deficit.

(2)

Refer to December 31, 2020 pro forma income statement tickmark “aa” and June 30, 2021 pro forma income statement tickmark “a”, which include the corresponding pro forma income statement adjustments related to this pro forma adjustment to the combined company’s accumulated deficit.

(3)

Refer to December 31, 2020 pro forma income statement tickmark “ee” and June 30, 2021 pro forma income statement tickmark “c”, which include the corresponding pro forma income statement adjustments related to this pro forma adjustment to the combined company’s accumulated deficit.

(4)

Refer to December 31, 2020 pro forma income statement tickmark “dd”, which includes the corresponding pro forma income statement adjustment related to this pro forma adjustment to the combined company’s accumulated deficit.

(5)

Refer to December 31, 2020 pro forma income statement adjustment “ee”, which includes the corresponding pro forma income statement adjustment related to this pro forma adjustment to the combined company’s accumulated deficit.

(6)	Refer to balance sheet tickmark “R” for the corresponding pro forma impact of this adjustment on the combined company’s additional paid-in capital.

U—Authorized, issued, and outstanding shares for each class of BlackSky’s and Osprey’s preferred stock common stock as of June 30, 2021 and on a pro forma basis are as follows:

	June 30, 2021			Pro Forma Combined Company
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
BlackSky redeemable preferred stock
Series A redeemable convertible preferred stock	8,651,880	8,651,880	8,651,880	N/A	N/A	N/A
Series B redeemable convertible preferred stock	20,041,828	18,986,995	18,986,995	N/A	N/A	N/A
Series B-1 redeemable convertible preferred stock	9,508,194	9,508,194	9,508,194	N/A	N/A	N/A
Series C redeemable convertible preferred stock	48,364,254	41,908,167	41,908,167	N/A	N/A	N/A
Osprey Class A common shares subject to possible redemption	N/A	31,625,000	31,625,000	N/A	N/A	N/A
Osprey Preferred Stock	1,000,000	—	—	100,000,000	—	—
Osprey Class A common Stock	150,000,000	—	—	300,000,000	115,949,075	115,949,075
Osprey Class B common Stock	25,000,000	7,906,250	7,906,250	N/A	N/A	N/A
BlackSky Class A common stock	1,000,000,000	353,563,670	347,201,794	N/A	N/A	N/A
BlackSky Class B common stock	90,000,000	71,976,536	71,976,536	N/A	N/A	N/A

N/A—Upon consummation of the merger, Osprey common stock was issued for BlackSky’s issued and outstanding preferred stock and common stock. Accordingly, there is no longer any authorized, issued or outstanding BlackSky preferred stock or common stock subsequent to the merger. In addition, subsequent to the merger, Osprey’s authorized, issued, and outstanding common stock consists of a single class, of which none of the issued and outstanding common shares are redeemable by the shareholders.

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 includes the following adjustments:

a—Represents incremental share-based compensation expense expected to be recognized by the combined company subsequent to the Transactions. This incremental compensation expense relates to 96.8 million BlackSky restricted stock units (“RSUs”) that (1) were issued in February, March, and June of 2021, (2) remained outstanding as of the transaction date, and (3) require the commencement of expense recognition due to consummation of the Transactions, since the merger between BlackSky and Osprey (the “Merger”) satisfied the restricted stock units’ performance-based vesting condition. Vesting terms vary amongst the granted RSUs based upon both the grant date and the specific vesting terms attributed to certain of the awards; however, each award provides for (A) the vesting of 25%, 50%, or 100% of the granted RSUs on that date which is 180 days subsequent to consummation of the Merger (the “Initial Vesting Date”) and (B) subsequent vesting of the remainder of the granted RSUs on a monthly or quarterly basis in accordance with the terms of the respective underlying grant agreement. Although certain awards provide for the acceleration of the Initial Vesting Date if, prior to 180 days subsequent to the consummation of the Merger, (a) the combined company were to enter into certain specified transactions post-Merger or (b) the combined company’s common stock closes above a specified per share price, for a specified number of days, over a defined trading period, the Initial Vesting Date has been assumed to be 180 days subsequent to consummation of the Merger for purposes of preparing the pro forma income statements for the periods ended December 31, 2020 and June 30, 2021.

As the Merger is assumed to have occurred on January 1, 2020 for purposes of the preparation of this pro forma income statement information, the estimated incremental share-based compensation expense attributable to the 12-month period immediately subsequent to consummation of the Merger has been reflected in tickmark “aa” to the December 31, 2020 pro forma income statement. This adjustment reflects the incremental stock-based compensation expense that would be recognized for the RSUs over the six-month period that immediately follows the initial 12 months of expense recognition. This pro forma adjustment and pro forma adjustment “aa” to the December 31, 2020 pro forma income statement exclude the recognition of stock-based compensation expense related to 4,768,428 RSUs, with an aggregate fair value of approximately $3.6 million, that were issued during June 2021 and August 2021, and for which vesting will commence upon the later of 180 days subsequent to consummation of the Merger and the one-year anniversary of the Vesting Commencement Date. These RSUs were excluded from the pro forma adjustments, as (1) the Initial Vesting Date is not solely based upon the passage of a specified period of time subsequent to the consummation of the Merger and (2) the application of an Initial Vesting Date based upon the one-year anniversary of the Vesting Commencement Date could not be sufficiently aligned to the pro forma income statement assumption that the Transactions occurred on January 1, 2020. Aggregate share-based compensation expense that would be recognized for the excluded RSUs on the one-year anniversary of their Vesting Commencement Date and during each of the first two quarters occurring immediately subsequent to the one-year anniversary of the RSUs Vesting Commencement Date is estimated to be approximately $0.9 million and $0.2 million, respectively.

Refer to balance sheet tickmark “T” for the impact that this pro forma adjustment to capture incremental stock-based compensation expense has on the combined company’s accumulated deficit. Also, refer to balance sheet tickmark “R” for the impact of the vesting of RSUs on the combined company’s additional paid-in capital.

b—Represents the elimination of interest income and unrealized gains earned on cash equivalents held in Osprey’s Trust Account during the period. Cash equivalents, net of redemptions (refer to balance sheet tickmark “S”), were released from Osprey’s Trust Account and became available for general use by the combined company upon consummation of the merger.

c—Represents the elimination of (1) the $14.7 million unrealized loss attributable to certain outstanding Series B preferred stock warrants, Series C preferred Stock warrants, and Class A common stock warrants reported as liabilities on BlackSky’s balance sheet as of June 30, 2021 (and through the date of the Transactions) and (2) the $0.3 million unrealized loss attributable to certain debt issuance costs (i.e., the Intelsat and Seahawk/Thales consent fees) reported as a derivative liability on BlackSky’s balance sheet as of June 30, 2021 (and through the date of the Transactions), since each lender had the option to have the fees due to them settled for a variable number of shares, instead of cash. Based upon the accounting treatment applicable to the warrants and the consent fees, BlackSky historically recognized changes in their fair value between reporting periods in its income statement. Upon consummation of the Transactions, the warrants were exercised for shares of BlackSky’s Series B preferred stock, Series C preferred stock, and Class A common stock, and those shares were immediately exchanged for shares of Osprey common stock at the applicable exchange ratio. As the warrants were exercised and the consent fees were settled upon consummation of the Transactions, the combined company is not expected to incur similar future unrealized losses (or unrealized gains) attributable to these liability classified financial instruments.

d—Represents the elimination of interest expense that BlackSky recognized during the period, which related to (1) its SVB loan facility and PPP loan, each of which was fully settled for cash upon the closing of the merger, and (2) $1.8 million of the notes payable due to BlackSky’s founders, representing the portion of the outstanding principal balance that BlackSky agreed to pay off in connection with entering the merger agreement with Osprey. Refer to balance sheet tickmark “F” for additional information regarding the debt settled for cash in connection with the Transactions.

e— No pro forma income tax adjustments have been recorded for the period, as BlackSky has recognized significant losses for all historical reporting periods, which has resulted in the recognition of no income tax expense and a full valuation allowance against any available deferred tax assets generated during those historical periods. Accordingly, if the merger had occurred as of January 1, 2020, no income tax expense or benefit would be expected to have been recognized by the combined company for the six months ended June 30, 2021.

f—Represents the pro forma weighted-average number of shares of Osprey common stock outstanding and pro forma loss per share calculated after giving effect to the Transactions, as follows:

	Six Months Ended
Numerator	June 30, 2021
Pro forma net loss (in thousands)	$(210,698)
Denominator
Osprey public shares(1)	10,249,624
Sponsor’s shares (2)	5,534,375
PIPE Investors’ shares (3)	18,800,000

Shares issued to BlackSky’s existing security holders at time of the merger(4)	78,993,201
Shares related to vesting of RSUs(5)	5,392,364

Basic and diluted weighted average shares outstanding	118,969,564	(f)
Loss per share
Basic and diluted(6)	$(1.77	)(f)

(1)

The weighted-average number of outstanding Osprey public shares gives effect to the redemption of approximately 21.4 million shares of Osprey Class A common stock, which occurred immediately prior to the consummation of the Transactions. As the merger is assumed to have occurred as of January 1, 2020 for purposes of preparing each of the pro forma condensed combined statements of operations, the weighted-average number of shares outstanding reflects those shares of Osprey common stock that would be deemed outstanding for the period under the assumption that the share redemptions occurred on January 1, 2020.

(2)

Represents the Sponsor’s holdings of Osprey Class A common stock subsequent to the one-for-one conversion of the Sponsor’s holdings of Osprey Class B common stock into Osprey Class A common stock immediately prior to the consummation of the merger, excluding 2,371,875 shares of the newly issued Osprey Class A common stock that are subject to lock-up arrangements that will remain in effect until Osprey’s common stock price achieves certain targets or the shares are otherwise forfeited. Consistent with the assumption related to the merger, the conversion of the Sponsor’s Class B common shares is assumed to have occurred on January 1, 2020 and, accordingly, the shares are assumed to have been outstanding shares of Osprey common stock for the entire reporting period.

(3)

The PIPE Investors’ shares are assumed to have been issued on January 1, 2020, consistent with the assumed date of the merger for purposes of preparation of the condensed combined pro forma statements of operations. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of shares outstanding.

(4)

Shares of Osprey common stock issued to BlackSky security holders to consummate the merger are assumed to have been issued on January 1, 2020. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of Osprey common shares outstanding. The number of Osprey shares issued to former BlackSky security holders was determined based upon (1) the exchange ratio applicable to BlackSky Class A common shares, including those BlackSky Class A common shares that were issued upon the conversion or exercise of certain of BlackSky’s other outstanding financial instruments in connection with the Transactions, and (2) the exchange ratio applicable to each class of BlackSky preferred shares, including those preferred shares that were issued upon the exercise of certain warrants in connection with the Transactions. Refer to the table below, as well as the incremental explanations that accompany the table, for additional details regarding the number of Osprey common shares that were issued to former BlackSky security holders:

Outstanding BlackSky Financial Instrument	Common Shares, Preferred Shares, Warrants, and Outstanding Debt Subject to Exchange / Conversion(i)	BlackSky Class A Common Share Equivalent		Applicable Exchange Ratio(ii)	Osprey Shares to be Issued to BlackSky Security Holders
Outstanding common shares	376,952,973 shares	376,952,973		0.0912	34,377,453
Series A redeemable convertible preferred stock	8,651,880 shares	N/A	(iii)	0.0912	789,038
Series B redeemable convertible preferred stock	20,041,828 shares	N/A	(iii)	0.1105	2,215,226
Series B-1 redeemable convertible preferred stock	9,508,194 shares	N/A	(iii)	0.2628	2,498,375
Series C redeemable convertible preferred stock	42,110,853 shares	N/A	(iii)	0.4794	20,189,137
Class A common stock warrants(iv)	123,952,844 warrants	122,673,926		0.0912	11,187,631
Convertible bridge notes and accrued interest(vi)	$61,890,749	84,829,689		0.0912	7,736,341

					78,993,201

(i)	Amounts reflect the number of securities and the amount of outstanding debt (principal and interest) for which Osprey common shares were exchanged upon consummation of the Transactions.

(ii)

Represents the number of Osprey common shares that were issued per outstanding share of BlackSky common stock, per BlackSky common share equivalent, or per share of BlackSky preferred stock, as applicable.

(iii)

Each class of BlackSky preferred stock was exchanged directly for Osprey common shares (i.e., without initially being converted to BlackSky Class A common shares or equivalents), at the exchange ratio determined based upon either the liquidation preference attributable to the class of preferred stock or the common stock exchange ratio, whichever was most advantageous to the holder of the outstanding shares.

(iv)

Includes BlackSky Class A common stock warrants issued before, as well as in connection with, the bridge notes. The outstanding BlackSky Class A common stock warrants were automatically net exercised into BlackSky Class A common shares (refer to the “BlackSky Class A Common Share Equivalent” column), and those shares were exchanged for Osprey common shares based upon the Class A common stock exchange ratio.

(v)

Represents the principal balance of bridge notes, inclusive of those bridge notes issued in connection with the June 2021 rights offering, as well as the interest accrued on the bridge notes as of consummation of the Transactions. Upon consummation of the Transactions, all outstanding bridge notes were converted into BlackSky Class A common stock at a conversion price of 80% of the deemed value of a single BlackSky Class A common share (refer to the “BlackSky Class A Common Share Equivalent” column for the number of shares of BlackSky Class A common stock issued upon conversion) and, immediately thereafter, those BlackSky Class A common shares were exchanged for Osprey common shares based the common stock exchange ratio.

(5)

BlackSky RSUs that were exchanged for Osprey RSUs have been included in the determination of basic and diluted EPS on a weighted-average basis determined based upon the Class A common stock exchange ratio and the RSUs respective vesting schedules. Refer to adjustments “a” and “aa” to the June 30, 2021 and December 31, 2020 pro forma income statements, respectively, for additional information regarding the manner in which the RSUs vest.

(6)

Potentially dilutive shares have been deemed to be anti-dilutive and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include (1) 24,137,495 outstanding warrants issued by Osprey, (2) the 2,371,875 shares of Osprey Class A common stock that were issued to the former holders of Osprey Class B common stock upon consummation of the merger, but are subject to lock-up arrangements that will remain in effect until Osprey’s post-merger common stock price achieves certain targets, (3) approximately 45,826,240 options and warrants to purchase shares of BlackSky common stock that, upon consummation of the merger and, based on the common stock exchange ratio indicated in the foregoing table (0.0912), were exchanged for options and warrants to purchase approximately 4,179,060 shares of Osprey common stock in accordance with the terms of the merger agreement, and (4) approximately 34,886,561 BlackSky restricted stock units that, upon the consummation of the merger and, based on the common stock exchange ratio indicated in the foregoing table (0.0912), were exchanged for Osprey restricted stock units, convertible into approximately 3,181,602 shares of Osprey common stock, in accordance with the terms of the merger agreement.

NOTE 4—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 includes the following adjustments:

aa—Represents $2.3 million of expense related to non-recurring transaction bonuses triggered upon consummation of the merger and due to BlackSky employees, as well as incremental share-based compensation expense of approximately $35.9 million related to 96.8 million BlackSky restricted stock units (“RSUs”) that (1) were issued in February, March, and June of 2021, (2) remained outstanding as of the transaction date, and (3) require the commencement of expense recognition due to consummation of the Transactions, as the merger between BlackSky and Osprey (the “Merger”) satisfied the restricted stock units’ performance-based vesting condition. Vesting terms vary amongst the granted RSUs based upon both the grant date and the specific vesting terms attributed to certain of the awards; however, each award provides for (A) the vesting of 25%, 50%, or 100% of the granted RSUs on that date which is 180 days subsequent to consummation of the Merger (the “Initial Vesting Date”) and (B) subsequent vesting of the remainder of the granted RSUs on a monthly or quarterly basis in accordance with the terms of the respective underlying grant agreement. Although certain awards provide for the acceleration of the Initial Vesting Date if, prior to 180 days subsequent to the consummation of the Merger, (a) the combined company were to enter into certain specified transactions post-Merger or (b) the combined company’s common stock closes above a specified per share price, for a specified number of days, over a defined trading period, the Initial Vesting Date has been assumed to be 180 days subsequent to consummation of the Merger for purposes of preparing the pro forma income statements for the periods ended December 31, 2020 and June 30, 2021.

As the Merger is assumed to have occurred on January 1, 2020 for purposes of the preparation of this pro forma income statement information, the estimated incremental share-based compensation expense attributable to the 12-month period immediately subsequent to consummation of the Merger has been reflected in this adjustment. This pro forma adjustment and pro forma adjustment “a” to the June 30, 2021 pro forma income statement exclude the recognition of stock-based compensation expense related to 4,768,428 RSUs, with an aggregate fair value of approximately $3.6 million, that were issued during June 2021 and August 2021, and for which vesting will commence upon the later of 180 days subsequent to consummation of the Merger and the one-year anniversary of the Vesting Commencement Date. These RSUs were excluded from the pro forma adjustments, as (1) the Initial Vesting Date is not solely based upon the passage of a specified period of time subsequent to the consummation of the Merger and (2) the application of an Initial Vesting Date based upon the one-year anniversary of the Vesting Commencement Date could not be sufficiently aligned to the pro forma income statement assumption that the Transactions occurred on January 1, 2020. Aggregate share-based compensation expense that would be recognized for the excluded RSUs on the one-year anniversary of their Vesting Commencement Date and during each of the first two quarters occurring immediately subsequent to the one-year anniversary of the RSUs Vesting Commencement Date is estimated to be approximately $0.9 million and $0.2 million, respectively.

Refer to balance sheet tickmark “T” for the impact of this pro forma adjustment to capture incremental stock-based compensation expense on the combined company’s accumulated deficit. Also, refer to balance sheet tickmark “R” for the impact of the vesting of RSUs on the combined company’s additional paid-in capital.

bb—Represents the elimination of interest income and unrealized gains earned on cash equivalents held in Osprey’s Trust Account during the period. Cash equivalents, net of redemptions (refer to balance sheet tickmark “S”), were released from Osprey’s Trust Account and became available for general use by the combined company upon consummation of the merger.

cc—Represents the elimination of the unrealized loss attributable to certain outstanding Series B and Series C preferred stock warrants that are reported as liabilities on BlackSky’s balance sheet. Based upon the accounting treatment applicable to these warrants, BlackSky historically recognized changes in their fair value between reporting periods in its income statement. Upon consummation of the Transactions, these warrants were exercised for shares of BlackSky’s Series B and Series C preferred stock, and those shares were immediately exchanged for shares of Osprey common stock at the applicable exchange ratio. As these warrants were exercised in connection with the consummation of the Transactions, the combined company is not expected to incur similar future unrealized losses (or unrealized gains) attributable to the warrants.

dd—Represents the elimination of $873,264 of interest expense that BlackSky recognized on (1) its SVB loan facility and PPP loan, each of which was fully settled for cash upon the closing of the merger, and (2) $1.8 million of the notes payable due to BlackSky’s founders, representing the portion of the outstanding principal balance that BlackSky agreed to pay off in connection with entering the merger agreement with Osprey. The interest expense that has been eliminated has been partially offset by a nonrecurring charge to write off $26,143 of deferred financing fees, representing the aggregate deferred financing fees outstanding and reported in the June 30, 2021 balance sheet related to the debt that was paid off upon consummation of the Transactions. The write-off of the June 30, 2021 deferred financing fee balances has been reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2020, as the Transactions have been assumed to have been consummated as of January 1, 2020 for purposes of preparing each of the pro forma income statements. Refer to balance sheet tickmark “F” for additional information regarding debt settled for cash in connection with the Transactions.

ee—Represents income statement impacts of the following nonrecurring amounts related to (1) the conversion of the bridge notes and (2) the settlement of the Intelsat and Thales/Seahawk consent fees for cash:

Amount
(in thousands)
Reclassification of amounts related to changes in the fair value of the bridge notes from OCI (1)	(541)
Gain on settlement of consent fees for cash(2)	251

Net Pro Forma Adjustment to Other income/(expense), net	(290)

(1)

In connection with BlackSky’s application of the fair value option to the bridge notes, certain losses related to the remeasurement of the notes at fair value were recorded in other comprehensive income (“OCI”). Conversion of the bridge notes in connection with the Transactions required the reclassification of the amounts previously recorded in OCI into earnings.

(2)

Amount reflects the non-recurring gain recognized for the difference between the carrying value of the consent fees liability as of June 30, 2021 and the cash settlement amount at the time of consummation of the Transactions. This adjustment records the incremental gain recognized above the reversal of the fair value remeasurement adjustment reflected in pro forma income statement tickmark “c” related the six months ended June 30, 2021. The nonrecurring portion of this adjustment has been recorded in the pro forma income statement for the period ended December 31, 2020, as the Transactions have been assumed to occur as of January 1, 2020 for purposes of preparing each pro forma income statement.

ff—Represents the elimination of the income tax expense recognized by Osprey. The income tax expense has been eliminated, and no additional pro forma income tax adjustments have been recorded, as BlackSky has recognized significant losses for all historical reporting periods, which has resulted in the recognition of no income tax and a full valuation allowance against any available deferred tax assets in historical periods. Accordingly, if the merger had occurred as of January 1, 2020, no income tax expense or benefit would have been recognized by the combined company.

gg—Represents the pro forma weighted-average number of shares of Osprey common stock outstanding and pro forma loss per share calculated after giving effect to the Transactions, as follows:

	Year Ended
Numerator	December 31, 2020
Pro forma net loss (in thousands)	(101,798)
Denominator
Osprey public shares(1)	10,249,624
Sponsor’s shares (2)	5,534,375

PIPE Investors’ shares (3)	18,800,000
Shares issued to BlackSky’s existing security holders at time of the merger (4)	78,993,201
Shares related to vesting of RSUs (5)	2,285,310

Basic and diluted weighted average shares outstanding	115,862,510	(gg)
Loss per share
Basic and diluted(6)	$(0.88	)(gg)

(1)

The weighted-average number of Osprey public shares gives effect to the redemption of approximately 21.4 million shares of Osprey Class A common stock, which occurred immediately prior to consummation of the Transactions. As the merger is assumed to have occurred as of January 1, 2020 for purposes of preparing each of the pro forma condensed combined statements of operations, the weighted-average number of shares outstanding reflects those shares of Osprey common stock that would be deemed outstanding for the period under the assumption that the share redemptions occurred on January 1, 2020.

(2)

Represents the Sponsor’s holdings of Osprey Class A common stock subsequent to the one-for-one conversion of the Sponsor’s holdings of Osprey Class B common stock into Osprey Class A common stock immediately prior to the consummation of the merger, excluding 2,371,875 shares of the newly issued Osprey Class A common stock that are subject to lock-up arrangements that will remain in effect until Osprey’s common stock price achieves certain targets or the shares are otherwise forfeited. Consistent with the assumption related to the merger, the conversion of the Sponsor’s Class B common shares is assumed to have occurred on January 1, 2020 and, accordingly, the shares are assumed to have been outstanding shares of Osprey common stock for the entire reporting period.

(3)

The PIPE Investors’ shares are assumed to have been issued on January 1, 2020, consistent with the assumed date of the merger for purposes of preparation of the condensed combined pro forma statements of operations. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of shares outstanding.

(4)

Shares of Osprey common stock issued to BlackSky security holders to consummate the merger are assumed to have been issued on January 1, 2020. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of Osprey common shares outstanding. The number of Osprey common shares issued to former BlackSky security holders in connection with the merger was determined based upon (1) the exchange ratio applicable to BlackSky Class A common shares, including those BlackSky Class A common shares that were issued upon the conversion or exercise of certain of BlackSky’s other outstanding financial instruments in connection with the Transactions, and (2) the exchange ratio applicable to each class of BlackSky preferred shares, including those preferred shares that were issued upon the exercise of certain warrants in connection with the Transactions. Refer to tickmark “f” related to the pro forma condensed combined statement of operations for the six months ended June 30, 2021 for additional details regarding the calculation of the total number of shares of Osprey common stock that were issued to former BlackSky security holders to consummate the Transactions.

(5)

BlackSky RSUs that were exchanged for Osprey RSUs have been included in the determination of basic and diluted EPS on a weighted-average basis determined based upon the Class A common stock exchange ratio and the RSUs respective vesting schedules. Refer to adjustments “a” and “aa” to the June 30, 2021 and December 31, 2020 pro forma income statements, respectively, for additional information regarding the manner in which the RSUs vest.

(6)

Potentially dilutive shares have been deemed to be anti-dilutive and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include (1) 24,137,495 outstanding warrants issued by Osprey, (2) the 2,371,875 shares of Osprey Class A common stock that were issued to the former holders of Osprey Class B common stock upon consummation of the merger, but are subject to lock-up arrangements that will remain in effect until Osprey’s post-merger common stock price achieves certain targets, (3) approximately 45,826,240 options and warrants to purchase shares of BlackSky common stock that, upon consummation of the merger and, based on the common stock exchange ratio indicated in the foregoing table (0.0912), were exchanged for options and warrants to purchase approximately 4,179,060 shares of Osprey common stock in accordance with the terms of the merger agreement, and (4) approximately 46,941,960 BlackSky restricted stock units that, upon the consummation of the merger and, based on the common stock exchange ratio indicated in the foregoing table (0.0912), were exchanged for Osprey restricted stock units, convertible into approximately 4,281,037 shares of Osprey common stock, in accordance with the terms of the merger agreement.